Exhibit 99.1

Stifel Reports Second Quarter 2024 Results

ST. LOUIS, MO, July 24, 2024 – Stifel Financial Corp. (NYSE: SF) today reported net revenues of $1.2 billion for the three months ended June 30, 2024, compared with $1.1 billion a year ago. Net income available to common shareholders was $156.0 million, or $1.41 per diluted common share, compared with $125.0 million, or $1.10 per diluted common share for the second quarter of 2023. Non-GAAP net income available to common shareholders was $176.6 million, or $1.60 per diluted common share for the second quarter of 2024.

Ronald J. Kruszewski, Chairman and Chief Executive Officer, said “Stifel generated our second highest quarterly net revenue in company history, as each of our operating segments generated solid year-on-year gains. Stifel’s strong results reflect improved market conditions and illustrate the benefits of our balanced businesses and inherent operating leverage, particularly in our Institutional Group. Given current market trends, we believe that Stifel is well positioned for a strong second half of 2024.”

Highlights

•	The Company reported net revenues of $1.2 billion, the second best quarter in its history, driven by higher investment banking revenues, transactional revenues, and asset management revenues.

•	Non-GAAP net income available to common shareholders of $1.60 per diluted common share.

•	Record asset management revenues, up 19% over the year-ago quarter.

•	Advisory revenues increased 50% over the year-ago quarter.

•	Capital raising revenues increased 29% over the year-ago quarter.

•	Record client assets of $474.1 billion, up 14% over the year-ago quarter.

•	Recruited 42 financial advisors during the quarter, including 13 experienced employee advisors and 1 experienced independent advisor.

•	Non-GAAP pre-tax margin of 20.6% as the Company maintained its focus on expense discipline, while continuing to invest in the business.

•	Annualized return on tangible common equity (ROTCE) (5) of 22%.

•	Tangible book value per common share (7) of $32.00, up 4% from prior year.

Financial Summary (Unaudited)

(000s)	2Q 2024	2Q 2023	6m 2024	6m 2023

GAAP Financial Highlights:

Net revenues	$1,217,932	$1,050,721	$2,380,970	$2,157,514
Net income (1)	$155,973	$125,032	$310,228	$273,251
Diluted EPS (1)	$1.41	$1.10	$2.82	$2.38
Comp. ratio	59.3%	58.6%	58.9%	58.7%
Non-comp. ratio	22.1%	24.1%	22.4%	23.2%
Pre-tax margin	18.6%	17.3%	18.7%	18.1%

Non-GAAP Financial Highlights:
Net revenues	$1,217,941	$1,050,721	$2,380,979	$2,157,511
Net income (1) (2)	$176,570	$136,256	$339,916	$297,524
Diluted EPS (1) (2)	$1.60	$1.20	$3.09	$2.59
Comp. ratio (2)	58.0%	58.0%	58.0%	58.0%
Non-comp. ratio (2)	21.4%	23.3%	21.8%	22.4%
Pre-tax margin (3)	20.6%	18.7%	20.2%	19.6%
ROCE (4)	15.1%	11.6%	14.7%	12.8%
ROTCE (5)	21.9%	16.8%	21.4%	18.4%
Global Wealth Management (assets and loans in millions)
Net revenues	$801,135	$758,190	$1,591,635	$1,515,376
Pre-tax net income	$299,173	$299,904	$589,921	$616,013
Total client assets	$474,137	$417,669
Fee-based client assets	$179,749	$154,538
Bank loans (6)	$19,820	$20,562
Institutional Group
Net revenues	$390,721	$277,524	$742,097	$610,137
Equity	$217,694	$149,035	$424,111	$363,607
Fixed Income	$173,027	$128,489	$317,986	$246,530
Pre-tax net income/ (loss)	$48,813	($11,593)	$85,922	$22,133

Media Contact: Neil Shapiro (212) 271-3447 | Investor Contact: Joel Jeffrey (212) 271- 3610 | www.stifel.com/investor-relations

Global Wealth Management reported record net revenues of $801.1 million for the three months ended June 30, 2024 compared with $758.2 million during the second quarter of 2023. Pre-tax net income was $299.2 million compared with $299.9 million in the second quarter of 2023.

Highlights

•	Ranked No. 1 in Overall Employee Advisor Satisfaction for the second straight year.

•	Recruited 42 financial advisors during the quarter, including 13 experienced employee advisors, and 1 experienced independent advisor, with total trailing 12 month production of $12 million.

•	Client assets of $474.1 billion, up 14% over the year-ago quarter.

•	Fee-based client assets of $179.7 billion, up 16% over the year-ago quarter.

Net revenues increased 6% from a year ago:

•	Transactional revenues increased 12% over the year-ago quarter reflecting an increase in client activity.

•	Asset management revenues increased 19% over the year-ago quarter reflecting higher asset values.

•	Net interest income decreased 15% from the year-ago quarter driven by changes in deposit mix, partially offset by higher interest rates.

Total Expenses:

•	Compensation expense as a percent of net revenues increased to 49.0% primarily as a result of higher compensable revenues.

•	Provision for credit losses decreased from the year-ago quarter as a result of reserve reductions in certain asset classes driven by an improved macroeconomic environment, partially offset by growth in the loan portfolio.

•	Non-compensation operating expenses as a percent of net revenues remained consistent with the year-ago quarter.

Summary Results of Operations
(000s)	2Q 2024	2Q 2023
Net revenues	$801,135	$758,190
Transactional revenues	177,308	157,958
Asset management	380,737	320,238
Net interest income	236,281	277,345
Investment banking	5,780	4,065
Other income	1,029	(1,416)
Total expenses	$501,962	$458,286
Compensation expense	392,941	354,086
Provision for credit losses	2,954	7,824
Non-comp. opex	106,067	96,376
Pre-tax net income	$299,173	$299,904
Compensation ratio	49.0%	46.7%
Non-compensation ratio	13.7%	13.7%
Pre-tax margin	37.3%	39.6%

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Institutional Group

Institutional Group reported net revenues of $390.7 million for the three months ended June 30, 2024 compared with $277.5 million during the second quarter of 2023. Institutional Group reported pre-tax net income of $48.8 million for the three months ended June 30, 2024 compared with pre-tax net loss of $11.6 million in the second quarter of 2023.

Highlights

Investment banking revenues increased 40% from a year ago:

•	Advisory revenues increased 50% from the year-ago quarter driven by higher levels of completed advisory transactions.

•	Fixed income capital raising revenues increased 8% over the year-ago quarter primarily driven by higher bond issuances.

•	Equity capital raising revenues increased 59% over the year-ago quarter driven by higher volumes.

Fixed income transactional revenues increased 58% from a year ago:

•	Fixed income transactional revenues increased from the year-ago quarter driven by improved market conditions and realized trading gains.

Equity transactional revenues increased 16% from a year ago:

•	Equity transactional revenues increased from the year-ago quarter primarily driven by an increase in equities trading commissions.

Total Expenses:

•	Compensation expense as a percent of net revenues decreased to 61.2% primarily as a result of higher revenues.

•	Non-compensation operating expenses as a percent of net revenues decreased to 26.3% primarily as a result of revenue growth and expense discipline.

Summary Results of Operations
(000s)	2Q 2024	2Q 2023
Net revenues	$390,721	$277,524
Investment banking	227,501	162,761
Advisory	131,411	87,875
Fixed income capital raising	48,143	44,777
Equity capital raising	47,947	30,109
Fixed income transactional	106,685	67,508
Equity transactional	52,907	45,592
Other	3,628	1,663
Total expenses	$341,908	$289,117
Compensation expense	239,036	194,158
Non-comp. opex.	102,872	94,959
Pre-tax net income/(loss)	$48,813	($11,593)
Compensation ratio	61.2%	70.0%
Non-compensation ratio	26.3%	34.2%
Pre-tax margin	12.5%	(4.2%)

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Other Matters

Highlights

•	On July 18, 2024, the Company’s 4.25% Senior Notes matured resulting in the retirement of the $500.0 million outstanding balance.

•	The Company repurchased $17.6 million of its outstanding common stock during the second quarter.

•	Weighted average diluted shares outstanding decreased primarily as a result of share repurchases. The Company has repurchased 5.3 million shares under its share repurchase program since the second quarter of 2023.

•	The Board of Directors declared a $0.42 quarterly dividend per share payable on June 17, 2024 to common shareholders of record on June 3, 2024.

•	The Board of Directors declared a quarterly dividend on the outstanding shares of the Company’s preferred stock payable on June 17, 2024 to shareholders of record on June 3, 2024.

	2Q 2024	2Q 2023
Common stock repurchases
Repurchases (000s)	$17,597	$86,821
Number of shares (000s)	229	1,492
Average price	$76.97	$58.21
Period end shares (000s)	102,518	104,889
Weighted average diluted shares outstanding (000s)	110,285	113,864
Effective tax rate	27.1%	25.9%
Stifel Financial Corp. (8)
Tier 1 common capital ratio	14.8%	14.3%
Tier 1 risk based capital ratio	17.8%	17.3%
Tier 1 leverage capital ratio	11.1%	11.1%
Tier 1 capital (MM)	$4,044	$3,999
Risk weighted assets (MM)	$22,737	$23,165
Average assets (MM)	$36,275	$36,041
Quarter end assets (MM)	$37,809	$37,298
Agency	Rating	Outlook
Fitch Ratings	BBB+	Stable
S&P Global Ratings	BBB	Stable

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Conference Call Information

Stifel Financial Corp. will host its second quarter 2024 financial results conference call on Wednesday, July 24, 2024, at 9:30 a.m. Eastern Time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (866) 409-1555 and referencing conference ID 7408307. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners and Miller Buckfire business divisions; Keefe, Bruyette & Woods, Inc.; and Stifel Independent Advisors, LLC. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

A financial summary follows. Financial, statistical and business-related information, as well as information regarding business and segment trends, is included in the financial supplement. Both the earnings release and the financial supplement are available online in the Investor Relations section at www.stifel.com/investor-relations.

The information provided herein and in the financial supplement, including information provided on the Company’s earnings conference calls, may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such measures to the comparable U.S. GAAP figures are included in this earnings release and the financial supplement, both of which are available online in the Investor Relations section at www.stifel.com/investor-relations.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Summary Results of Operations (Unaudited)

	Three Months Ended				Six Months Ended
(000s, except per share amounts)	6/30/2024	6/30/2023	% Change	3/31/2024	% Change	6/30/2024	6/30/2023	% Change
Revenues:
Commissions	$183,317	$165,358	10.9	$185,476	(1.2)	$368,793	$334,908	10.1
Principal transactions	153,574	105,700	45.3	139,014	10.5	292,588	221,222	32.3
Investment banking	233,281	166,825	39.8	213,949	9.0	447,230	378,704	18.1
Asset management	380,757	320,264	18.9	367,476	3.6	748,233	635,833	17.7
Other income	16,180	894	nm	4,950	226.9	21,130	(1,399)	nm
Operating revenues	967,109	759,041	27.4	910,865	6.2	1,877,974	1,569,268	19.7
Interest revenue	498,152	482,770	3.2	506,828	(1.7)	1,004,980	934,334	7.6
Total revenues	1,465,261	1,241,811	18.0	1,417,693	3.4	2,882,954	2,503,602	15.2
Interest expense	247,329	191,090	29.4	254,655	(2.9)	501,984	346,088	45.0
Net revenues	1,217,932	1,050,721	15.9	1,163,038	4.7	2,380,970	2,157,514	10.4
Non-interest expenses:
Compensation and benefits	722,719	615,667	17.4	679,695	6.3	1,402,414	1,266,857	10.7
Non-compensation operating expenses	268,319	253,669	5.8	264,652	1.4	532,971	499,389	6.7
Total non-interest expenses	991,038	869,336	14.0	944,347	4.9	1,935,385	1,766,246	9.6
Income before income taxes	226,894	181,385	25.1	218,691	3.8	445,585	391,268	13.9
Provision for income taxes	61,600	47,033	31.0	55,116	11.8	116,716	99,377	17.4
Net income	165,294	134,352	23.0	163,575	1.1	328,869	291,891	12.7
Preferred dividends	9,321	9,320	0.0	9,320	0.0	18,641	18,640	0.0
Net income available to common shareholders	$155,973	$125,032	24.7	$154,255	1.1	$310,228	$273,251	13.5
Earnings per common share:
Basic	$1.50	$1.16	29.3	$1.48	1.4	$2.98	$2.52	18.3
Diluted	$1.41	$1.10	28.2	$1.40	0.7	$2.82	$2.38	18.5
Cash dividends declared per common share	$0.42	$0.36	16.7	$0.42	0.0	$0.84	$0.72	16.7
Weighted average number of common shares outstanding:
Basic	104,150	107,944	(3.5)	104,275	(0.1)	104,217	108,360	(3.8)
Diluted	110,285	113,864	(3.1)	109,985	0.3	110,156	114,658	(3.9)

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Non-GAAP Financial Measures (9)

	Three Months Ended		Six Months Ended
(000s, except per share amounts)	6/30/2024	6/30/2023	6/30/2024	6/30/2023
GAAP net income	$165,294	$134,352	$328,869	$291,891
Preferred dividend	9,321	9,320	18,641	18,640
Net income available to common shareholders	155,973	125,032	310,228	273,251

Non-GAAP adjustments:
Merger-related (10)	13,821	15,144	25,975	32,530
Restructuring and severance (11)	9,961	—	9,961	—
Provision for income taxes (12)	(3,185)	(3,920)	(6,248)	(8,257)
Total non-GAAP adjustments	20,597	11,224	29,688	24,273
Non-GAAP net income available to common shareholders	$176,570	$136,256	$339,916	$297,524
Weighted average diluted shares outstanding	110,285	113,864	110,156	114,658
GAAP earnings per diluted common share	$1.50	$1.18	$2.98	$2.55
Non-GAAP adjustments	0.19	0.10	0.27	0.21
Non-GAAP earnings per diluted common share	$1.69	$1.28	$3.25	$2.76
GAAP earnings per diluted common share available to common shareholders	$1.41	$1.10	$2.82	$2.38
Non-GAAP adjustments	0.19	0.10	0.27	0.21
Non-GAAP earnings per diluted common share available to common shareholders	$1.60	$1.20	$3.09	$2.59

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GAAP to Non-GAAP Reconciliation (9)

	Three Months Ended		Six Months Ended
(000s)	6/30/2024	6/30/2023	6/30/2024	6/30/2023
GAAP compensation and benefits	$722,719	$615,667	$1,402,414	$1,266,857
As a percentage of net revenues	59.3%	58.6%	58.9%	58.7%
Non-GAAP adjustments:
Merger-related (10)	(5,764)	(6,523)	(11,297)	(15,776)
Restructuring and severance (11)	(9,961)	—	(9,961)	—
Total non-GAAP adjustments	(15,725)	(6,523)	(21,258)	(15,776)
Non-GAAP compensation and benefits	$706,994	$609,144	$1,381,156	$1,251,081
As a percentage of non-GAAP net revenues	58.0%	58.0%	58.0%	58.0%
GAAP non-compensation expenses	$268,319	$253,669	$532,971	$499,389
As a percentage of net revenues	22.1%	24.1%	22.4%	23.2%
Non-GAAP adjustments:
Merger-related (10)	(8,048)	(8,621)	(14,669)	(16,757)
Non-GAAP non-compensation expenses	$260,271	$245,048	$518,302	$482,632
As a percentage of non-GAAP net revenues	21.4%	23.3%	21.8%	22.4%
Total adjustments	$23,782	$15,144	$35,936	$32,530

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Footnotes

(1)	Represents available to common shareholders.
(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(3)	Non-GAAP pre-tax margin is calculated by adding total non-GAAP adjustments and dividing it by non-GAAP net revenues. See “Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation.”
(4)

Return on average common equity (“ROCE”) is calculated by dividing annualized net income applicable to common shareholders by average common shareholders’ equity or, in the case of non-GAAP ROCE, calculated by dividing non-GAAP net income applicable to commons shareholders by average common shareholders’ equity.

(5)

Return on average tangible common equity (“ROTCE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTCE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible common equity. Tangible common equity, also a non-GAAP financial measure, equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Average deferred taxes on goodwill and intangible assets was $75.8 million and $64.6 million as of June 30, 2024 and 2023, respectively.

(6)	Includes loans held for sale.
(7)

Tangible book value per common share represents shareholders’ equity (excluding preferred stock) divided by period end common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets.

(8)	Capital ratios are estimates at time of the Company’s earnings release, July 24, 2024.
(9)

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP). The Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include, amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing the Company’s financial condition or operating results. These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever the Company refers to a non-GAAP financial measure, it will also define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure it references and such comparable U.S. GAAP financial measure.

(10)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards, debentures, and promissory notes issued as retention, additional earn-out expense, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(11)	The Company recorded severance costs in the second quarter of 2024 associated with workforce reductions in certain of its foreign subsidiaries.
(12)	Primarily represents the Company’s effective tax rate for the period applied to the non-GAAP adjustments.

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